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                                                                  Exhibit 10.2.2


TRC Key Person Bonus Plan for Fiscal Years 1999-2005 as amended on January 25, 2002


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                               TRC COMPANIES, INC.

                              KEY PERSON BONUS PLAN
                             FISCAL YEARS 1999-2005


TERM              Seven (7) years from FY 1999 through FY 2005

PARTICIPANTS      Members of Categories 1, 2 and 3 of the Key Person Group



                        Earnings Per Share* After
                            Taxes If Bonuses                          % of Earnings Before
                           Were Not Allocated                            Taxes and Bonus
BONUS POOL                   UNDER THIS PLAN                          ALLOCATED TO BONUSES
                             ---------------                          --------------------
                            $     0.00                                             0%
                                  0.13                                             2%
                                  0.27                                             4%
                                  0.40                                             6%
                                  0.53                                             8%
                                  0.67                                            10%
                                  0.80                                            12%
                                  0.93                                            14%
                                  1.07                                          14.6%
                                  1.20                                          14.6%
                                  1.33  or greater                              14.6%

                           Earnings Per Share
                               After Taxes
                             If Bonuses Were
BONUS POOL SPLIT              Not Allocated
BETWEEN CATEGORIES           UNDER THIS PLAN            CATEGORY 1         CATEGORY 2          CATEGORY 3
                             ---------------            ----------         ----------          ----------
                            $     0.00                      0%                 50%                 50%
                                  0.13                      0%                 53%                 47%
                                  0.27                      10%                47%                 43%
                                  0.40                      16%                44%                 40%
                                  0.53                      22%                42%                 36%
                                  0.67                      28%                39%                 33%
                                  0.80                      35%                36%                 29%
                                  0.93                      41%                33%                 26%
                                  1.07                      47%                31%                 22%
                                  1.20                      53%                28%                 19%
                                  1.33  or greater          60%                25%                 15%

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*All references to earnings per share for purposes of computing the annual bonus amount shall mean earnings per share on a diluted basis. Reflects the effect of the 3 for 2 stock split in February 2002. Subject to further adjustment in the event of future stock splits or recapitalization.


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


BONUS POOL SPLIT              The Bonus Pool allocated to the three categories shall be split between the
WITHIN CATEGORIES             members of the Category based upon their individual performance as determined by the Chief Executive Officer and approved by the Compensation Committee.

LIMITATION                     (a)      There will be no Bonus Pool for any Fiscal  Year  unless the  earnings  per share  (before  bonuses  under  this Plan) are at least:  110% of  earnings per share  (before  bonuses)  for the  prior  Fiscal  Year;  or 130% of the earnings  per  share  (before  bonuses)  for  the  second  preceding  year;
                                        whichever  is less.  If the  payment of the Bonus  Pool in any Fiscal  Year would  reduce  earnings  per  share  to less  than  the 110% or 130% of the prior or second  preceding  Fiscal Year (the  controlling  year), the Bonus
                                        Pool shall be reduced in the amount  necessary  to result in  earnings  per share of 110% or 130% for the controlling year.

                               (b)      Where earnings growth in any fiscal year from acquisitions in that fiscal year accounts for more than 60% of total earnings growth, that portion of earnings growth from such acquisitions above 60% shall be excluded from the calculation of earnings per share for purposes of calculating the bonus payable hereunder.

                               (c)      The Chief Executive Officer with the approval of the Compensation Committee shall have the authority to reduce the Bonus Pool and/or adjust the Bonus Pool
                                        Split Between Categories if, in his opinion, the Company's performance against plan so warrants.

SURVIVAL                       The  benefits of this Key Person  Group  Bonus Plan are  intended to survive for the full stated  term,  fiscal  years 1999  through  2005.  In this regard in the event, prior to the  expiration  of the full term of this  Plan,  the  Company  is  merged, acquired,  or  otherwise  enters  into a  transaction  the  result  of which is that common stock of the Company is no longer  outstanding  in a fashion which will allow the  calculation  of  earnings  per  share  on a basis  consistent  with  historical practice (a  "Transaction"),  the Plan shall  continue for the remainder of its full term with the  Bonus  Pool  being  calculated  by using the Bonus  Pool for the most recently  completed  fiscal year prior to the Transaction and projecting it over the remainder  of the term  based on  non-linear  regression  analysis  using  quarterly earnings  per share data  during the Plan from its  inception  up to the date of the
                               Transaction,  subject  to the cap of  14.6%  of  Earnings  Before  Taxes  and  Bonus
                               Allocated  to  Bonuses.  Persons  subject to  Involuntary  Termination  following  a
                               Change of Control (as such terms are  defined in the  Company's  Termination  Policy for Members of the TRC Key Person  Group) shall  remain  subject to the Plan for the remainder  of the  fiscal  year in which  such  Involuntary  Termination  occurs and receive the same  percentage  allocation  of the bonus pool as such person  received in the immediately prior fiscal year.

AMENDMENT                      The  Compensation  Committee  may amend or modify  this Plan in any  respect  at any time or from time to time.

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